MERCHANT AGREEMENT between LinkShare Corporation, a Delaware corporation ("LinkShare"), and I-Party, Inc., a Delaware corporation ("Merchant" or "You"), dated August 11, 1999.

The LinkShare Network(Trademark) includes member websites that are potential on-line sales affiliates for merchants ("LinkShare Sales Affiliates"). Using its proprietary LinkShare Synergy(Trademark) software, LinkShare offers services to facilitate establishing links between merchants and sales affiliates and tracking sales through those links. This Agreement contains the terms agreed to by the parties for Merchant's access to the LinkShare Network(Trademark) and use of LinkShare's services as an on-line merchant.

1. LinkShare Network Services. As a LinkShare merchant, Merchant may use the relevant area of a LinkShare Website (the "LSN Site") to post offers to establish Qualifying Links with LinkShare Sales Affiliates, receive and respond to any counteroffers and, if agreement is reached, conclude binding link exchange Engagements with LinkShare Sales Affiliates. The detailed procedures and rules governing those activities will be the same as those applicable to LinkShare Merchants generally and posted on the LSN Site from time to time.

2. Private Label Services. If you select LinkShare's optional Private Label Network Services, a special area of the LSN Site (the "PLN Site") under Your brand or distinctive name Network will be available for You to establish Qualifying Links with Your own sales affiliates who are not LinkShare Sales Affiliates ("PLN Sales Affiliates"). Attachment C to this Agreement is part of this Agreement if you have selected Private Label Network Services.

3. Qualifying Links: Licensed Sites. A "Qualifying Link" is a hypertext link between the website of a LinkShare Sales Affiliate or PLN Sales Affiliate (in either case, a "Sales Affiliate") with whom You conclude an Engagement to a Licensed Site of Merchant, with that link being established through the interface of the LSN Site or the PLN Site using a code that is generated by LinkShare Synergy client server software You install in the server for Your relevant Licensed Site and an additional tracking code added at the LSN Site or PLN Site by LinkShare's software. A "Licensed Site" is each of Your Websites with the respective URLs identified below Your signature to this Agreement, as well as any "mirror site" You designate in writing to LinkShare at least ten business days before its first use in the LinkShare Network, in each case so long as the site is owned and operated by You.

4. LinkShare's Prices. You agree to pay LinkShare the applicable fees and charges provided for in the attached Pricing Schedule, as and when due. Your obligation to pay any unpaid fees and charges accruing before expiration or termination of this Agreement will survive expiration and termination.

5. Monthly Reports. Within ten business days after the end of each calendar month during which You have a Qualifying Link, LinkShare will provide You, online at a password-protected area of the LSN Site or PLN Site, with a report showing Your attributable Gross Sales, calculated as explained in the attached Pricing Schedule. To the extent Your Engagements provide for You to compensate a Sales Affiliate by a commission based on Gross Revenues from sales through the relevant Qualifying Link, that report will also show the commissions due from You to that Sales Affiliate for the month. Our obligation to furnish such reports or perform other tracking, data collection or reporting functions is conditioned on such links being properly established, formatted and maintained in accordance with LinkShare's requirements.

6. Interoperability. LinkShare will provide You with the client server software for the interface of each Licensed Site with the LinkShare website contemplated by this Agreement. LinkShare will provide Merchant, at no separate charge, up to four hours of telephonic technical assistance with regard to installing the LinkShare software and establishing such interface. Additional technical assistance may be purchased as provided in the Pricing Schedule. All technical assistance will be provided on the same terms and conditions as LinkShare provides it to LinkShare Merchants generally.

7. Certain Other Agreements of Merchant. Merchant agrees that it will not, and will cause its corporate affiliates (defined as subsidiaries and the entities controlled by it or under common control) not to, directly or indirectly: (i) enter into any agreement, arrangement or understanding or engage in any course of conduct with the intent of reducing payments to which LinkShare otherwise would be entitled hereunder or to otherwise take unfair advantage of LinkShare or its services or that has any such effect, (ii) utilize or offer to affiliated or unaffiliated third parties any service or software package (whether proprietary to Merchant or a third party) that is in competition with or a substitute for the LinkShare software or services made available pursuant to this Agreement, or (iii) develop or actively assist a third party in the development of a system, software, network or service that is competitive with or could serve as a substitute for the LinkShare software, network or services made available pursuant to this Agreement. If this Agreement is terminated during the initial or any renewal term by LinkShare because of a material breach of this Agreement by You or for just cause, Your obligations under this Section 7 shall continue for a period of time after such termination equal in length to the unexpired balance of such term as of the time of such termination plus an additional twelve months.

8. Term and Termination. (a) Unless terminated sooner as provided below, this Agreement will remain in effect for an initial term of eighteen consecutive months beginning as of the date of this Agreement. Unless either party gives the other written notice of termination no later than ten business days prior to the expiration date of the then-existing initial or renewal term, this Agreement will automatically renew for consecutive twelve month terms.


(c) Copyright 1999, LinkShare Corporation               Confidential Information

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

      (b) Either party may terminate this Agreement if the other party materially breaches its obligations hereunder and such breach remains uncured for thirty days following written notice of the breach given to the breaching party. Any rights or remedies of either party arising out of a breach or violation of any terms of this Agreement by the other party will survive expiration or termination of this Agreement.

      (c) LinkShare may terminate or suspend Merchant's or any Sales Affiliate's access to all or part of the LinkShare Network, the LSN Site and the PLN Site for just cause, including, but not limited to, default in payment obligations to LinkShare or Sales Affiliates, inappropriate use, persistent failure to comply with the rules applicable to users generally, the posting of content that is libelous, defamatory, obscene, pornographic, "adult-oriented," relates to gambling or use of illegal substances, abusive or overly violent or LinkShare's good faith determination that Merchant's use adversely impacts LinkShare's reputation or good relations with its merchants and Sales Affiliates generally or violates any law or any third party's rights.

9. Certain Liability Limitations. (a) Exclusion of Warranties. TO THE FULLEST EXTENT PERMISSIBLE PURSUANT TO APPLICABLE LAW, EACH PARTY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY OR NONINFRINGEMENT.

      (b) No Consequential Damages. EXCEPT AS PROVIDED BELOW, NEITHER PARTY WILL HAVE ANY LIABILITY IN CONNECTION WITH OR RESULTING FROM THIS AGREEMENT OR ANY OF THE CONTEMPLATED LINKS, SERVICES, ACTIVITIES OR RELATIONSHIPS FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, RELIANCE OR SPECIAL DAMAGES, EVEN IF SUCH PARTY WAS AWARE THAT SUCH DAMAGES COULD RESULT. The foregoing exclusion shall not apply for the benefit of the breaching party in the case of any breach of the provisions relating to confidentiality or intellectual property, any breach of
Section 7 or any purported termination of this Agreement not permitted by its terms. This Section 9(b) shall survive failure of an exclusive or limited remedy.

      (c) Maximum Liability. EXCEPT AS PROVIDED BELOW, THE MAXIMUM AGGREGATE LIABILITY OF EACH PARTY UNDER OR RELATED TO THIS AGREEMENT IS LIMITED, FOR LINKSHARE, TO THE AMOUNT OF FEES ACTUALLY PAID TO LINKSHARE BY MERCHANT DURING THE TERM OF THIS AGREEMENT AND, FOR MERCHANT, TO THE AMOUNT OF FEES AND CHARGES PAID OR ACCRUED DURING THE TERM. The foregoing limitation shall not apply for the benefit of the breaching party in the case of a breach of the provisions relating to confidentiality or intellectual property, a breach of Section 7 or a purported termination of this Agreement not permitted by it express terms.

      (d) This Section 9 will survive any expiration or termination of this Agreement.

10. Miscellaneous. (a) The parties are independent contractors. Nothing in this Agreement and no course of dealing between the parties will confer upon Merchant any exclusive rights with respect to the LinkShare Network or LinkShare's software or services.

      (b) This Agreement may not be assigned by either party, in whole or in part, without the express prior written consent of the other party, which will not be unreasonably withheld or delayed. Reasonable grounds for LinkShare withholding any such consent shall include, without limitation, that a proposed assignee is a competitor or a corporate affiliate of a competitor. Assignment of this Agreement to a successor to substantially all of either party's business will not require the other party's consent, but LinkShare may terminate this Agreement if direct or indirect control of your on-line merchandising business is acquired by a LinkShare competitor.

      (c) This Agreement shall be governed by the internal laws of the State of New York. This Agreement is the entire agreement between the parties pertaining to its subject matter, and all written or oral agreements, representations, warranties or covenants, if any, previously existing between the parties are canceled. The statements about the LinkShare Network or LinkShare's Software or services on its Website or otherwise are not representations, warranties or other contractual obligations. Any amendments of this Agreement must be in writing and signed by both parties. No failure or delay in exercising any power, right, or remedy under this Agreement will operate as a waiver. A waiver, to be effective, must be written and signed by the waiving party.

EACH PARTY HAS READ THIS AGREEMENT, INCLUDING THE ATTACHED PRICING SCHEDULE, ATTACHMENT B AND, IF APPLICABLE, ATTACHMENT C, AND AGREES TO BE BOUND BY ALL THE TERMS AND CONDITIONS HEREOF (INCLUDING SUCH ATTACHMENTS).

I-PARTY, INC.                             LINKSHARE CORPORATION


By: /s/ Patrick Farrell                   By:
    ---------------------------               ----------------------------------
Name/Title: Patrick Farrell/CFO           Name/Title:
            -------------------                       --------------------------

Licensed Site URL(s):         Initials of Parties

www.iparty.com                PF
---------------------         --    --

---------------------         --    --


(c) Copyright 1999, LinkShare Corporation               Confidential Information

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ATTACHMENT A TO LINKSHARE NETWORK(Trademark) MERCHANT AGREEMENT: PRICING
SCHEDULE

For the licensing to Merchant of the LinkShare software as stated in this Agreement and membership in the LinkShare Network and/or Private Label Network Services, the following Software Fees and Service Fees apply:

SOFTWARE FEES:

License Fee Per Licensed Site:            $5,000 payable upon execution and
                                          delivery of this Agreement
Software Installation:                    4 hours of free technical support
Additional Support (If Requested):        $ 75/hour
License Renewal Fee Per Licensed Site:    $1,000, on each anniversary of the
                                          date of Your Agreement with LinkShare

SERVICE FEES:

Gross Sales During Any Month        Percentage of Gross Sales
from a Qualifying Link

      If above $500,000                         2.0%
      Up to $500,000                            2.5%

Basic Reports:                        Included with LinkShare Network membership

For the following Optional Services, if ordered by Merchant, the following fees and charges apply:

Optional Service Charges:

Pay-per-CPM (image) for links served by LinkShare:    $0.75 per CPM (image)
Pay-per-CPM (text) for links served by LinkShare:     $0.25 per CPM (text)
Pay-per-Click through Charges:                        $0.25 per click through
Pay-per-Form Charges:                                 $2.00 per form submitted
Check Disbursement Fees:                              $1.50/check per Owner
                                                      Participant

For the creation and use of Private Label Network Services, if ordered by Merchant, the following fees and charges apply:

Private Label Network Services Charges:

Private Network Set-up, Customization and Testing Fee:      $2,000
Private Network Minimum:                                    $3,000/month

For purposes of calculating the Service Fees for any month (or portion thereof) based on a percentage of Gross Sales from a Qualifying Link, "Gross Sales" shall mean the gross sales price for all merchandise sold in Qualifying Sales attributable to that Qualifying Link during that month (or portion thereof) less shipping, handling, taxes and returns so long as Merchant's e-commerce server can and does communicate such information to LinkShare. A "Qualifying Link" is either an LSN Qualifying Link or a PLN Qualifying Link. A "Qualifying Sale" attributable to a Qualifying Link with a specific website of a LinkShare Sales Affiliate (an "Originating Site") is a sale by Merchant (or one of its affiliates, partners or associates selling through the linked Licensed Site) of merchandise to an ultimate buyer (a "customer") that occurs during a "Session" that originated with Merchant's Qualifying Link with that Originating Site. Once a Web user accesses a Licensed Site using a Qualifying Link at an Originating Site, a "Session" begins and continues until the earlier of (i) the time that such user, after having exited the Licensed Site, returns to the Licensed Site using a link other than the Qualifying Link to such Originating Site and (ii) the expiration or termination of Merchant's Engagement between that Licensed Site and such Originating Site. For purposes of calculating such Service Fees for any period, LinkShare may aggregate all Qualifying Sales made during such period from all Qualifying Links between any one or more Licensed Sites and all Originating Sites that are owned or operated by the same person. Subject to the parties' audit rights described below, all determinations of whether Qualifying Links have been established and maintained, the number or amount of Sessions or sales, the commissions and other payments due from Merchant to any or all LinkShare Sales Affiliates with which Merchant has Engagements from time to time or LinkShare that are made by LinkShare in good faith will, absent manifest error, be final and binding on Merchant and all such LinkShare Sales Affiliates. Merchant will promptly provide LinkShare with all information it reasonably may request in order to calculate its fees and commissions or other sums payable by Merchant to LinkShare Sales Affiliates with which Merchant has Engagements from time to time.

Each party shall have the right to audit the other party's books and records as they relate to this Agreement, at the audited party's offices, during the term of this Agreement and for one year thereafter. Each party shall maintain accurate and complete books and records relating to such matters. Such audits shall be made during normal business hours and shall be at the auditing party's sole expense and may be made upon not less than ten days prior notice, but not more often than once during any period of twelve months. The auditing party and its representatives shall observe reasonable restrictions imposed by the audited party in order to maintain the confidentiality of such books and records and to minimize disruption of its business. If, as a result of an audit, it is determined that errors or omissions in calculating fees occurred or, if LinkShare is the auditing party, that there was an unauthorized modification of LinkShare's software or by-pass of its transaction monitoring features caused or performed by Merchant or its agents or otherwise on its behalf, the audited party will pay the reasonable cost of that audit. The foregoing does not limit LinkShare's rights or remedies if it does discover any such unauthorized modification or by-pass, whether through an audit or otherwise.


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All payments to LinkShare will be made in U.S. Dollars, will be due and payable upon LinkShare providing written or electronic invoices or statements to Merchant and must be paid within forty-five days after each such invoice or statement. Late will bear interest at the rate of 1.5% per month or, if lower, the maximum rate allowed by law. Payments made or due pursuant to this Pricing Schedule are not refundable or subject to offset or reduction in whole or part and are in addition to any commission or other payments to sales affiliates under Engagements made by Merchant. Prices and charges do not include any applicable taxes and duties, which will be added to invoices and statements. Returned checks shall result in a twenty-five dollar processing fee.

Check disbursement services are subject to Merchant providing to LinkShare on a timely basis the amounts owed to LinkShare Sales Affiliates or PLN Members for the transactions tracked by LinkShare.


(c) Copyright 1999, LinkShare Corporation               Confidential Information

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

ATTACHMENT B TO LINKSHARE NETWORK(Trademark) MERCHANT AGREEMENT: GENERAL TERMS

A. Excluded Services. LinkShare's obligations are limited to those expressly set forth herein. Without limiting the generality of the foregoing, the following do not form part of LinkShare's services: (i) installation or operation of LinkShare client server software or any other software; (ii) collecting any payments due to or from Merchant, any Sales Affiliate or any customers of Merchant; (iii) any aspect of customer order processing, billing, collection, cancellations, returns, service or fulfillment; and (iv) resolution of disputes between or among Merchant, Sales Affiliates, customers or other third-parties.

B. Limited Licenses by LinkShare. (a) Merchant may, for each Licensed Site, download and use one copy of LinkShare's client server software for merchants in the LinkShare Network solely for its own use on a single URL hosted on a single server located in the United States or Canada and solely for purposes of participating in the LinkShare Network as contemplated by this Agreement. The right and license granted is for object code version only and not for source code.

      (b) The licenses and rights granted to Merchant in this Agreement are personal, non-transferable, non-exclusive and without the right to sublicense, and shall terminate upon the expiration or termination of this Agreement, except that the license to use LinkShare's client server software and to access and use the LSN Site shall continue for such period of time after expiration or termination of this Agreement as reasonably necessary to permit Merchant to complete pre-existing Engagements that continue after such expiration or termination, but not for entering into new Engagements or any other purpose. Upon the expiration or any termination of this Agreement and, if applicable, any such period of such continuation of such licenses for purposes of completing such pre-existing Engagements, Merchant will immediately return or destroy all LinkShare software and all Confidential Information and intellectual property of LinkShare (regardless of medium of expression) in the possession or control of Merchant or any of its corporate affiliates, agents or representatives, including all full or partial copies thereof and all other documents, notes, computer files and other materials based on or referring to any of the foregoing or any extracts thereof. Your obligations under this subsection will survive any expiration or termination of this Agreement.

C. Other Provisions Relating to Intellectual Property. (a) Each party's use of the other's trademarks, trade names, service marks and patented or copyrighted material shall faithfully reproduce the design and appearance thereof, including any copyright, trademark or patent notice or symbols attached to such items by the owner.

      (b) Each party acknowledges and agrees that, as between the parties, the other party's patented or copyrighted materials, trademarks, trade names and service marks and its software, technology, know-how, inventions or other intellectual property (whether or not patented or copyrighted) are the sole and exclusive property of such other party, and such first party shall not assert any claim to any goodwill, reputation or ownership thereof or interest therein, except for any licenses or rights expressly granted in this Agreement while they endure. For the sake of certainty, LinkShare's intellectual property shall include, but not be limited to, the LinkShare Synergy(Trademark) Software and all modifications, improvements, additions and derivatives thereof or thereto, all ideas regarding potential uses of LinkShare's or similar software or services or increasing the effectiveness of link-based e-commerce, data generated by or through use of LinkShare's software and the actual or potential features or modes of operation of LinkShare's software or the LinkShare Network and, as between the parties, all of the foregoing shall be the property and Confidential Information solely and exclusively of LinkShare.

      (c) Merchant shall not, and shall not permit any third party to, (i) access or use any LinkShare software, (ii) copy or modify any LinkShare software or other LinkShare software, technology or intellectual property or (iii) disassemble, decompile, reverse engineer or otherwise attempt to discover any LinkShare software source code or underlying proprietary information. Neither party shall use any of the other party's software or other intellectual property to create similar or derivative works or for any other use or purpose not expressly permitted by this Agreement.

      (d) This Section C will survive any expiration or termination of this Agreement.

D. Confidential Information. (a) Each party agrees that, except as expressly permitted by this Agreement, (i) it will not use or disclose any Confidential Information of the other party that it receives from the other party or that it learns about the other party in the course of performance of this Agreement, except for use reasonably necessary for the performance of this Agreement, and
(ii) it will take all reasonable measures to maintain the confidentiality of all Confidential Information of the other party in its possession or control. Notwithstanding the foregoing, each party may disclose Confidential Information of the other party (i) to the extent required by a court or other governmental authority or otherwise as required by law, or (ii) on a "need-to-know" basis under an obligation of confidentiality to its employees and to its legal counsel, accountants and banks and other financing sources which are not known to the receiving party to be competitors or corporate affiliates of competitors of the other party. The foregoing shall not prevent any use or disclosure by LinkShare to the extent reasonably necessary to carry out its obligations under this Agreement and its agreements with Sales Affiliates with which Merchant enters into Engagements. This Section D will survive any expiration or termination of this Agreement.


(c) Copyright 1999, LinkShare Corporation               Confidential Information

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      (b) The "Confidential Information" of either party (a "disclosing party")
means such disclosing party's software, know-how, trade secrets, tools, techniques and intellectual property, information regarding the business, business methods, affairs or activities of the disclosing party and all other information of such disclosing party which the disclosing party identifies as confidential contemporaneously with its disclosure to the other party (the "receiving party") or which a sophisticated business person acting in good faith would reasonably conclude is confidential or proprietary by reason of its nature or the circumstances surrounding its disclosure. Confidential Information will not include information that (i) is in or enters the public domain without breach of this Agreement, (ii) the receiving party lawfully receives from a third party without restriction on disclosure and without breach of a nondisclosure obligation or (iii) the receiving party knew prior to receiving such information from the disclosing party or develops independently without use of the disclosing party's Confidential Information, as shown by contemporaneous written records.

E. Public Statements. Except as required by law, neither of the parties shall make any public announcement or disclosure (electronically or otherwise) about the terms of this Agreement without the prior written consent of the other party. This paragraph is not intended to prevent either party from representing itself as doing business with the other within the scope of this Agreement or otherwise making public or private statements in the normal course of its business that do not disclose the specific terms of this Agreement. The parties will make joint press releases regarding the execution of this Agreement, with the content and timing to be approved by each party. Neither party will publicly or privately disparage the other party or its products, services, business, software or network, but if the parties ever offer competitive services, this will not prevent either from comparing its services to the other's in good faith. This Section E will survive any expiration or termination of this Agreement.

F. Customer Data. Except as otherwise provided in this Agreement or unless compelled by law or legal process, LinkShare shall not (i) without Your prior written consent, disclose to any third party a list of Your customers or information about the transactions that You engage in with any customer obtained solely as a result of this Agreement or (ii) without the prior consent of You or such customer or to the extent compelled by law or legal process, disclose to any third party any information which permits such third party to determine the identity of such customer or learn about such customer's transactions with You and which is obtained solely as a result of this Agreement, except as an inseparable part of demographic or other aggregate data concerning multiple persons (provided that LinkShare does not identify Merchant as the source of such information). The foregoing shall not prevent any use or disclosure by LinkShare to the extent reasonably necessary to carry out its obligations under this Agreement and its agreements with Sales Affiliates with which Merchant enters into Engagements.

G. Dealings With Third Parties. LinkShare is the neutral host of the LinkShare Network and the inclusion of any link or content on the LSN Site does not imply any endorsement by LinkShare. LinkShare is not responsible for acts or omissions of third parties, including, without limitation, any breaches of Engagements or other acts or omissions of any Sales Affiliate or other third party with whom Merchant deals. Merchant agrees to indemnify LinkShare for liabilities, damages and expenses (including, without limitation, reasonable attorneys' fees) directly or indirectly arising from third party claims based on Merchant's acts or omissions in using the LSN Site or the LinkShare Network. This Section G will survive any expiration or termination of this Agreement.

H. "Cookies". LinkShare's software and service do not include so-called "cookies," except for any that LinkShare may from time to time provide for merchant-members of the LinkShare Network generally. Any "cookies" that are provided will be subject to being disabled by customers or other users. Links established through the LSN Site may include one or more "cookies" that LinkShare itself uses for profiling and tracking.

I. Data Merchant Provides. Merchant agrees to remain solely responsible for the content or messages originated by Merchant or on its behalf, and to indemnify and defend LinkShare and the other participants in the LinkShare Network if any such items that are uploaded or posted to or through the LSN Site is libelous, defamatory, obscene, pornographic or violates or infringes any law or any third party's rights. If Merchant submits any creative ideas, suggestions or other submissions, LinkShare will not be subject to any confidentiality obligation or restriction on our use of those submissions. This Section I will survive any expiration or termination of this Agreement.

J. Internet Use. The Internet provides opportunity for unauthorized access by third parties. LinkShare provides some encryption to protect certain personal information that is transmitted, but will not be responsible (absent its own gross negligence or willful misconduct) if Merchant's uploads, downloads and transmissions are intercepted, accessed or used by others. Neither party will be liable to the other for equipment failures, software defects, interruption of service or access, corruption or deletion of data, delay in operation or transmission or computer viruses, except to the extent that the same is caused by the gross negligence or willful misconduct of such first party.

K. Force Majeure. Neither party will be liable to the other by reason of any failure or delay in the performance of its obligations hereunder on account of strikes, shortages, riots, insurrection, fires, flood, storm, explosions, acts of God, war, governmental action, labor conditions, earthquakes, interruptions in telecommunications services or Internet access, or any other cause which is beyond the reasonable control of such party.

L. Marketing/Use of Names. Each party agrees that the other may refer to it by corporate or trade name and trademarks and may briefly describe the other's business in marketing materials and on the LSN Site and otherwise as reasonably necessary in the performance of this Agreement. Unless otherwise instructed by LinkShare, Merchant will cause each Licensed Site to carry at the bottom of its homepage, a LinkShare-provided logo that says "Powered by LinkShare" or containing words of similar import.

M. Severability. If any provision of this Agreement or the application thereof to any person or circumstance is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid, void or unenforceable, shall remain in full force and effect. In any


(c) Copyright 1999, LinkShare Corporation               Confidential Information
such case, such court may substitute therefor a suitable and equitable provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid, void or unenforceable provision and, if such court shall fail to decline to do so, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision. To the extent that any provision of this Agreement shall be judicially unenforceable in any one or more jurisdictions, such provision shall not be affected with respect to any other jurisdiction.

N. Certain Rules of Construction. This Agreement will be construed according to its fair meaning and not strictly for or against either party. The word "or" means "and/or." The term "person" is to be broadly construed and includes any natural person or any entity or association; and ,trust, incorporated or unincorporated association, joint venture, joint stock Merchant or other entity. A "corporate affiliate" of any person is any other person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with such first person, with "control" meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person. References to the "LinkShare Network" are to the merchant/sales affiliate linking network owned and operated by LinkShare that is open for membership by on-line merchants and sales affiliates generally, as distinct from other merchant/sales affiliate linking networks now or hereafter offered or powered by LinkShare that are "private label," special purpose or other networks that restrict membership or access on either the merchant or the sales affiliate side.

0. Consent to Jurisdiction. Each party attorns to the jurisdiction of the Federal and New York State courts sitting in New York County, New York (and the appellate courts to which judgments or orders of such Federal and State courts may be appealed), and agrees to commence any litigation which may arise hereunder in one of those courts.

P. Failure to Achieve Interoperability. If, despite Merchant's good faith and commercially reasonable efforts, compliance with LinkShare's technical guidelines and instructions and use of LinkShare's technical assistance contemplated by Section 6, the interface and interoperability of any Licensed Site and the LSN Site contemplated by this Agreement is not achieved within 30 days after such Licensed Site first becomes a Licensed Site, then Merchant may terminate this Agreement as to such Licensed Site by ten days' prior written notice to LinkShare unless such interface and interoperability are achieved within such ten-day period. This Agreement will continue in effect with regard to each other Licensed Site, if any. SUCH TERMINATION RIGHT SHALL BE MERCHANT'S SOLE AND EXCLUSIVE REMEDY FOR ANY SUCH FAILURE.

Q. Specific Performance. Each party acknowledges that if it breaches its obligations under the provisions of this Agreement relating to confidentiality or intellectual property or, in the case of Merchant, breaches its obligations under Section 7, the other party will be irreparably harmed, and that damages will be inadequate to compensate the other party for such breach. Accordingly, without limiting any other right or remedy of the nonbreaching party in respect of such a breach, the nonbreaching party shall be entitled to a decree of specific performance or injunctive relief with respect thereto.


(c) Copyright 1999, LinkShare Corporation               Confidential Information

ATTACHMENT C: SPECIFIC TERMS AND CONDITIONS RELATING TO PRIVATE LABEL NETWORK SERVICES

II-1. Private Label Network Services For Merchants. LinkShare Private Label Network Services are appropriate for You if You have established, or intend to establish, a confederation or network of websites (other than LinkShare Sales Affiliates) that are potential sales affiliates of Merchant (the "Private Label Network" or the "PLN Network").

II-2. Establishing Interface. LinkShare and Merchant shall cooperate in establishing and maintaining a hypertext link (the "PLN/LSN Interface") between Your Licensed Site and the PLN Site. The purpose of the PLN Site shall be to permit PLN Sales Affiliates to receive, respond to and accept Link Offers, if any, directed to them from time to time by Merchant (and no other person), as contemplated by and subject to the terms of this Agreement.

III-3. Membership and Access. (a) Merchant is solely responsible for recruiting and entering into contracts with PLN Sales Affiliates. Merchant shall provide LinkShare with the names, e-mail addresses and URLs of all PLN Sales Affiliates and shall promptly advise LinkShare of any changes in membership. In order to access the PLN Site, each PLN Sales Affiliate must complete all data fields required by LinkShare and accept a form of on-line agreement in form and substance satisfactory to Merchant and LinkShare. Merchant shall take all commercially reasonable steps that are necessary or that LinkShare reasonably may request in order to restrict access to the PLN Site to only those PLN Sales Affiliates who continue to meet Merchant's qualifications, including by requiring special passwords or codes that are periodically changed. LinkShare shall not be liable or responsible for access to the PLN Site by unauthorized persons, and LinkShare may assume, without independent inquiry, that any Website or person accessing the PLN Site through the PLN/LSN Interface is a PLN Sales Affiliate and otherwise authorized to participate in the PLN Network.

      (b) Merchant shall insure that its contracts, agreements and arrangements with PLN Sales Affiliates do not refer to LinkShare in any manner not approved by LinkShare in advance or purport to create any obligation or liability on the part of LinkShare and are not inconsistent with the terms of this Agreement. Merchant will promptly provide LinkShare with such information concerning any such contracts, agreements and arrangements as LinkShare reasonably may request in order to monitor compliance with this Section. PLN Sales Affiliates shall not be parties to, or third-party beneficiaries of, this Agreement.

      (c) LinkShare shall have no obligation to require any Website owner to become or remain a PLN Sales Affiliate, nor shall it be prohibited from enrolling any actual, former or prospective PLN Sales Affiliate as a LinkShare Sales Affiliate or LinkShare Merchant or otherwise dealing with any such actual, former or prospective PLN Member. In recruiting PLN Sales Affiliates, Merchant shall act as an independent contractor and will not make any oral or written representation regarding the LinkShare Network or LinkShare.

      (d) Merchant shall indemnify LinkShare for, and defend and hold it harmless against and from, any and all losses, liabilities, damages, claims, litigation and expenses (including, without limitation, reasonable attorneys' fees) arising or resulting from the operation of the PLN Network, LinkShare's services in relation thereto and the acts and omissions of any of the PLN Sales Affiliates.

III-4. Functionality. Except as otherwise provided in this Agreement, each of the PLN Network and the PLN Site essentially will be, operationally and functionally, a "mirror" of the LinkShare Network and the LSN Site, respectively, including in terms of the manner in which links between PLN Sales Affiliates and Merchant are offered, negotiated, accepted and administered and sales of such Merchant's merchandise attributable to such links are tracked and reported.

III-5. PLN Site. Unless otherwise agreed by the parties in writing, Merchant shall be solely responsible for the content and the "look and feel" of the PLN Site, provided that it must be consistent with LinkShare's navigational, formatting and other technical requirements and reasonable quality standards. None of such content shall be libelous, defamatory, obscene, pornographic, "adult-oriented," abusive or overly violent, relate to gambling or use of illegal substances or, in LinkShare's good faith opinion, adversely impact LinkShare's reputation or violate any law or any third party's rights. Unless otherwise instructed by LinkShare, all logos and other content furnished by Merchant for inclusion on the PLN Site shall be in HTML format, standard word processing text format or, if images, as TIFF's GIF's, JPEG's or Photoshop files. The transfer of electronic materials shall be accomplished by copying them to floppy disks, 100 megabyte ZIP cartridges or via FTP.

III-6. Customer Service. Merchant will be responsible for customer service for PLN Sales Affiliates. To the extent that providing such customer service involves technical questions related to LinkShare's software or other technical aspects of the PLN/LSN Interface or the PLN Site that are not answered by LinkShare's FAQ's, LinkShare shall provide Merchant's designated personnel with telephonic assistance to the extent reasonably requested in accordance by Merchant. If the amount of time of LinkShare's personnel devoted to responding to such requests exceeds five hours during any period of 30 days, the additional time will be billed to Merchant at LinkShare's rate for technical assistance set forth on the Pricing Schedule.


(c) Copyright 1999, LinkShare Corporation               Confidential Information

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

III-7. Commencement Date. Subject to the terms of this Agreement, the parties will use their commercially reasonable efforts to launch the PLN Site by a mutually agreed upon date after the date of this Agreement and the launch by Merchant of the Private Label Network. Merchant shall promptly advise LinkShare of the launch of the Private Label Network. LinkShare may elect to perform beta testing of the PLN Site and the PLN/LSN Interface prior to commercial launch, and Merchant will cooperate with LinkShare in conducting any such beta testing.

      Sign below if You agree that Selected Services include LinkShare Private Label Network Services For Merchants:


                                          LINKSHARE CORPORATION
---------------------------------
[Insert Name of Merchant]


By:                                       By:
    -----------------------------             ----------------------------------
Name/Title:
            ---------------------


(c) Copyright 1999, LinkShare Corporation               Confidential Information

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